SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          THE MIIX GROUP, INCORPORATED
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

[GRAPHIC OMITTED]
THE MIIX GROUP, INCORPORATED
Two Princess Road
Lawrenceville, New Jersey 08648



                                                   March 31, 2000

Dear Shareholders:

      You are cordially invited to attend the 2000 Annual Meeting of Shareholders of The MIIX Group, Incorporated, which will be held at the Seaview Marriott, located at 401 South New York Road, Absecon, New Jersey, on Friday, May 5, 2000, at 1:00 p.m. (EDT).

      The business to be considered and voted on at the meeting is explained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

      ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, OR SUBMIT YOUR VOTE BY TELEPHONE OR THE INTERNET AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. Your vote is important. Returning the enclosed proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

      Thank you for your support of our Company.

Sincerely,


/s/Kenneth Koreyva                      /s/Vincent A. Maressa, Esq.
------------------                      ---------------------------
Kenneth Koreyva                         Vincent A. Maressa, Esq.
President and                           Chairman of the Board
Chief Executive Officer

                          THE MIIX GROUP, INCORPORATED
                                TWO PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of The MIIX Group, Incorporated, a Delaware corporation (the "Company"), will be held at the Seaview Marriott, located at 401 South New York Road, Absecon, New Jersey, on Friday, May 5, 2000, 1:00 p.m.
(EDT) for the following purposes:

1. To consider and vote on the election of three directors to serve until the Annual Meeting of Shareholders in 2003 or until their successors are duly elected and qualified.

2. To transact such other business as may be properly brought before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on March 22, 2000, are entitled to receive notice of, and to vote at the Annual Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. Alternatively, you may vote by telephone or the Internet, as explained on the proxy. The proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

By Order of the Board of Directors,

/s/Vincent A. Maressa, Esq.
----------------------------
Vincent A. Maressa, Esq.
Chairman of the Board

Dated:  March 31, 2000

                          THE MIIX GROUP, INCORPORATED
                                TWO PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 5, 2000

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of The MIIX Group, Incorporated, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Seaview Marriott, 401 South New York Road, Absecon, New Jersey, at 1:00 p.m. (EDT) on Friday, May 5, 2000, and at any postponement or adjournment thereof. The date of this Proxy Statement is March 31, 2000, the approximate date on which it was first mailed to shareholders. Please complete, date and sign the enclosed proxy and return it promptly in the envelope provided, whether or not you plan to attend the Annual Meeting. Alternatively, you may vote by telephone or the Internet, as explained on the proxy. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. The proxy may be revoked by giving appropriate written notice to the Secretary of the Company or by voting in person at the meeting.

GENERAL INFORMATION

A copy of the Company's Annual Report to Shareholders for 1999, including consolidated financial statements for the year ended December 31, 1999, accompanies this Proxy Statement. The Annual Report and these proxy solicitation materials were first mailed on or about March 31, 2000, to all shareholders entitled to vote at the meeting.

As of March 22, 2000, the Record Date for the determination of shareholders entitled to vote at the Annual Meeting, 16,538,005 shares of Common Stock of the Company were issued and outstanding, which includes 2,025,922 treasury shares. Holders of Common Stock are entitled to one vote on each matter considered and voted on at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE THREE NOMINEES NAMED IN THE PROXY AS DIRECTORS OF THE COMPANY.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed as follows: The MIIX Group, Incorporated, Two Princess Road, Lawrenceville, New Jersey 08648, Attention:
Catherine E. Williams.

QUORUM AND VOTING REQUIREMENTS

The presence, in person or by proxy, of the holders of one third of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum to conduct business at the Annual Meeting. The three nominees for director receiving the highest number of affirmative votes at the Annual Meeting shall be elected as directors. With respect to the election of directors, shareholders may (1) vote "for" all three nominees, (2) "withhold" authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees, but vote for all other nominees. Because directors are elected by a plurality of the votes cast, withholding authority to vote for a particular candidate does not have the same impact as a vote against a proposition which requires the affirmative votes of the holders of a specified percentage of the votes cast or votes present for adoption. Similarly, any "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters, but not on others) would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum.

Shares may be voted by mail, telephone or the Internet. Shareholders with shares registered directly with First Chicago Trust Company of New York, the Company's transfer agent, may vote by telephone by calling (877) 779-8683, or by the Internet by logging onto www.eproxyvote.com/mhu. A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers telephone voting options. This program is different from the program provided by First Chicago Trust Company of New York for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the program, you may vote those shares by calling the telephone number referenced on your voting form. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. The Company has been advised by counsel that the telephone and Internet voting procedures that have been made available through First Chicago Trust Company of New York are consistent with the requirements of applicable law.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 22, 2000, by (i) each shareholder known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each additional executive officer named in the summary compensation table under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group. The Company believes that, except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

 Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners

--------------------------------------------------------------------------------

                                          Shares of
                                           Common         Stock
                                           Stock         Options                     %
                                        Beneficially     Vested &                   of
       Name                                Owned       Exercisable(1)   Total      Class
----------------------------------------------------------------------------------------
 Medical Society of New Jersey(2)(3)       814,815                      814,815      5.6%
----------------------------------------------------------------------------------------
 Kenneth Koreyva                           94,609         30,000        124,609        *
----------------------------------------------------------------------------------------
 Thomas M. Redman                          34,330          7,500         41,830        *
----------------------------------------------------------------------------------------
 Patricia A. Costante                      39,395          5,000         44,395        *
----------------------------------------------------------------------------------------
 Joseph J. Hudson                          38,037         15,000         53,037        *
----------------------------------------------------------------------------------------
 Lisa Kramer                               42,495         12,500         54,995        *
----------------------------------------------------------------------------------------
 Angelo S. Agro, M.D.                       2,228          1,250          3,478        *
----------------------------------------------------------------------------------------
 Harry M. Carnes, M.D.                      8,711          2,030         10,741        *
----------------------------------------------------------------------------------------
 Paul J. Hirsch, M.D.(4)                   43,381          2,712         46,093        *
----------------------------------------------------------------------------------------
 Vincent A. Maressa, Esq.(5)               4,065           1,250          5,315        *
----------------------------------------------------------------------------------------
 A. Richard Miskoff, D.O.                    714           2,030          2,744        *
----------------------------------------------------------------------------------------
 Eileen Marie Moynihan, M.D.(6)              940           1,640          2,580        *
----------------------------------------------------------------------------------------
 Carl Restivo, Jr., M.D.                  69,076           2,030         71,106        *
----------------------------------------------------------------------------------------
 Gabriel F. Sciallis, M.D.                 1,828           1,640          3,468        *
----------------------------------------------------------------------------------------
 Martin Sorger, M.D.                       3,593           2,030          5,623        *
----------------------------------------------------------------------------------------
 Bessie M. Sullivan, M.D.(7)               1,667           2,030          3,697        *
----------------------------------------------------------------------------------------
 All directors and executive
   officers as a group
   (17 persons)                        1,262,388         101,142      1,363,530      9.4%
----------------------------------------------------------------------------------------

----------
* Less than 1% of the number of shares of Common Stock outstanding.

(1) Represents shares of Common Stock subject to options held by the named individual exercisable on or prior to May 31, 2000.

(2) Medical Society of New Jersey ("MSNJ") has sole power to vote all shares. Pursuant to the Stock Purchase Agreement between MSNJ and the Company, MSNJ may not transfer any shares for a period of ten years following October 15, 1997, except to the Company or its affiliates at fair market value or to another party if the Company approves such transfer. Vincent
      A. Maressa, Esq., is the Executive Director and General

      Counsel of MSNJ and Chairman of the Board of the Company. Mr. Maressa disclaims any beneficial ownership of the shares of the Company owned by MSNJ.

(3) The address of MSNJ is Two Princess Road, Lawrenceville, New Jersey 08648. Each of the other individuals named in this table is included by virtue of his position as a director or executive officer of the Company.

(4) Dr. Hirsch is a Trustee and participant of the BioSport Orthopaedic and Sports Medicine Profit Sharing Plan. The Plan currently holds 13,000 shares, which are included in the 43,381.

(5) Mr. Maressa's shares include 1,300 shares held by his spouse, Arlene Maressa. Mr. Maressa disclaims beneficial ownership of the shares owned by his spouse.

(6) Dr. Moynihan is the Treasurer of MSNJ. Dr. Moynihan disclaims beneficial ownership of the shares of the Company owned by MSNJ.

(7) Dr. Sullivan is the Secretary of MSNJ. Dr. Sullivan disclaims beneficial ownership of the shares of the Company owned by MSNJ.

ELECTION OF DIRECTORS

Nominees and Continuing Directors

The Board of Directors is divided into three classes, with the term of office of each class ending in successive years. Consistent with the desire of the Company to reduce the size of its Board of Directors, even though the terms of six current directors expire this year, at the Annual Meeting three directors are to be elected for terms ending at the Annual Meeting of Shareholders in the year 2003 or until their respective successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders named on the enclosed form of proxy intend to distribute the votes represented by proxies received in such proportions as they deem desirable to elect a maximum of the three nominees named below or their substitutes. Although the persons nominated have consented to serve as Directors if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve, if any nominee withdraws or otherwise becomes unable to serve prior to the Annual Meeting, the persons named as proxies will vote for any substitute nominee selected by the Board of Directors.

Set forth below is certain information regarding the nominees for election as directors and those directors whose terms of office as directors will continue after the Annual Meeting, including their ages, a brief description of their business experience, certain directorships held by each of them and the year in which each became a director of the Company.

Nominees for Election for a Term of Three Years Ending at the Annual Meeting of Shareholders in 2003

Vincent A. Maressa, Esq., (57) Chairman of the Board of Directors since 1997. Mr. Maressa has been Chairman of the Board of Directors of the New Jersey State Medical Underwriters, Inc. (the "Underwriter"), now a subsidiary of the Company, since 1990 and a member of the Board of Directors of the Underwriter since 1977. He has been the Executive Director and General Counsel of the Medical Society of New Jersey since 1973. Mr. Maressa is a member of the American Bar Association, the American Society of Medical Executives, and Mercer County Bar Association.

Harry M. Carnes, M.D., (67) Director since 1997. Dr. Carnes became a member of the Board of Directors of the Underwriter in 1989. He has been a physician in Audubon, New Jersey, for more than five years. Dr. Carnes is a member of the American Academy of Family Practice, the Camden County Medical Society, and the Medical Society of New Jersey. He is Chairman of the New Jersey Medical Political Action Committee and a delegate to the American Medical Association.

Bessie M. Sullivan, M.D., (58) Director since 1997. Dr. Sullivan became a member of the Board of Governors of the Medical Inter-Insurance Exchange of New Jersey (the "Exchange"), a predecessor of the Company, in 1992. She has been a board-certified physician in Edison, New Jersey, for more than five years with Arthritis, Allergy & Immunology Center. Dr. Sullivan is a member of the American Medical Association, the American Rheumatism Association, a member and Secretary of the New Jersey Medical Society, and a member of the Executive Committee of the Union County Medical Society.

DIRECTORS WHOSE TERM OF OFFICE CONTINUE

Term Expiring at the 2001 Annual Meeting of Shareholders

Paul J. Hirsch, M.D., (62) Vice Chairman of the Board of Directors since 1997. Dr. Hirsch has been Vice Chairman of the Board of Directors of the Underwriter since 1990. He has been a board-certified physician in Bridgewater, New Jersey, for more than five years with BioSport Orthopaedics and Sports Medicine. Dr. Hirsch is a member of the American Academy of Orthopedic Surgeons, the American Orthopaedic Association, the American College of Surgeons, the Arthroscopy Association of North America, the American Medical Association, and the Medical Society of New Jersey. He currently serves on the Board of Trustees for Raritan Valley Community College, Somerset IPA, and the Academy of Medicine of New Jersey. Dr. Hirsch is a clinical professor of orthopedic surgery at Seton Hall School of Graduate Medical Education and Editor in Chief of New Jersey Medicine.

A. Richard Miskoff, D.O., (58) Director since 1997. Dr. Miskoff became a member of the Board of Governors of the Exchange in 1994. He has been a board-certified physician in Edison, New Jersey, for more than five years. Dr. Miskoff is a member of the American Osteopathic Association, the American Society of Clinical Oncologists, the American Society of Hematology, and the New Jersey Association of Osteopathic Physicians. He is President of the Middlesex County Medical Society of Osteopathic Physicians.

Eileen Marie Moynihan, M.D., (47) Director since 1997. Dr. Moynihan became a member of the Board of Governors of the Exchange in 1995. She has been a board-certified rheumatologist in Woodbury, New Jersey for more than five years. In 1999, Dr. Moynihan joined Empire-New Jersey, as Medical Director. From 1988 until 1999, she was the Medical Director of the Eastern District Office for XACT Medicare (Highmark, Inc.). She is a member of the Academy of Medicine of New Jersey, the American College of Rheumatology, the American Medical Association, the Camden County Medical Society and the New Jersey Rheumatism Association. Dr. Moynihan is also a member and treasurer of the Medical Society of New Jersey.

Gabriel F. Sciallis, M.D., (55) Director since 1997. Dr. Sciallis became Assistant Secretary of the Board of Governors of the Exchange in 1979. He has been a board-certified physician in Mercerville, New Jersey, for more than five years. He is a member of the American Academy of Dermatology, the Dermatology Society of New Jersey, the Medical Society of New Jersey, and the Mercer County Medical Association.

Martin L. Sorger, M.D., (65) Director since 1997. Dr. Sorger became a member of the Board of Governors of the Exchange in 1979. He has been a board-certified orthopedic physician in Glen Ridge, New Jersey, and a member of the Montclair Orthopedic Group for more than five years. Dr. Sorger is a member of the American Academy of Orthopedic Surgeons, the American Medical Association, the American College of Surgeons and a former member of its Board of Councilors, and a former member of the Alumni Council of the Columbia Medical School. He is a member of the executive committee and past president of the New Jersey Orthopedic Society.

Term Expiring at the 2002 Annual Meeting of Shareholders

Kenneth Koreyva, (44) Director since 2000. Mr. Koreyva became President and Chief Executive Officer of the Company in 1999. He served as Executive Vice President and Chief Financial Officer from 1998 to 1999 and as Vice President from 1991 to 1998. He is a member of the American Institute of Certified Public Accountants.

Angelo S. Agro, M.D., (51) Director since 1997. Dr. Agro has been a member of the Board of Directors of the Underwriter since 1990. He is a physician certified by the American Board of Otolaryngology. Dr. Agro has practiced in Voorhees, New Jersey for more than five years with Professional Otolaryngology Associates. He is a member of the American Academy of Otolaryngology, the American Medical Association, the American College of Surgeons, and the Medical Society of New Jersey. Dr. Agro is a Trustee of Camden County College.

Carl Restivo, Jr., M.D., (54) Director since 1997. Dr. Restivo has been a member of the Board of Directors of the Underwriter since 1997. He has been a board-certified physician in Jersey City, New Jersey, for more than five years. Dr. Restivo is a delegate for the New Jersey Chapter of the American Medical Association and a past president of the Arthritis Foundation. He is a past president of the Medical Society of New Jersey.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

There were ten meetings of the Company's Board of Directors during the year ended December 31, 1999. During 1999 no director attended less than 80% of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which such director served.

The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. Set forth below are the current members of each of the standing committees and the number of meetings held by each standing committee during 1999.

            Committee Memberships and Number of Meetings Held in 1999

---------------------------------------------------------------------------------------
      Name                          Audit     Compensation     Executive     Nominating
---------------------------------------------------------------------------------------
Angelo S. Agro, M.D.                X(1)          X
---------------------------------------------------------------------------------------
Harry M. Carnes, M.D.               X
---------------------------------------------------------------------------------------
Paul J. Hirsch, M.D.                              X(1)            X             X
---------------------------------------------------------------------------------------
Kenneth Koreyva                                                   X
---------------------------------------------------------------------------------------
Vincent A. Maressa, Esq.                          X               X(1)
---------------------------------------------------------------------------------------
Eileen Marie Moynihan, M.D.                                                     X
---------------------------------------------------------------------------------------
Carl Restivo, Jr., M.D.                           X                             X
---------------------------------------------------------------------------------------
Martin L. Sorger, M.D.                                            X             X(1)
---------------------------------------------------------------------------------------
Bessie M. Sullivan, M.D.            X             X
---------------------------------------------------------------------------------------
Number of Meetings Held in 1999     2             3               2             1
---------------------------------------------------------------------------------------

----------
(1) Chairman of Committee.

Executive Committee. The Executive Committee has the authority to exercise all powers of the Board of Directors between meetings of the Board, except in cases where action of the entire Board is required by the Company's Amended and Restated Certificate of Incorporation, the By-Laws or applicable law. The Executive Committee consists of four members, one of whom is required to be the Chairman of the Board of Directors.

Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities. In this capacity, the Audit Committee reviews the financial reports and other financial information provided by the Company to certain third parties; evaluates the Company's systems of internal controls regarding financial and accounting matters; evaluates the Company's financial reporting activities and the accounting standards and principles adopted by the Company; evaluates and monitors the Company's auditing, accounting and financial reporting processes generally; meets with the Company's independent auditors and recommends to the Board the independent auditors to be engaged by the Company. The Audit Committee currently consists of three members.

Compensation Committee. The Compensation Committee establishes remuneration levels for the Board of Directors, the Chief Executive Officer and, in consultation with the Chief Executive Officer, approves remuneration levels for the senior executive officers of the Company. The Compensation Committee also determines the terms of the more significant employee benefit programs and administers executive compensation programs, including the Company's bonus plans, equity-based programs and deferred compensation plans. The Chief Executive Officer of the Company, in consultation with other executives, establishes remuneration levels for other employees of the Company. The Compensation Committee currently consists of five members.

Nominating Committee. The Nominating Committee nominates candidates for election to the Board of Directors of the Company. The Nominating Committee currently consists of four members.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning the compensation of (i) the Company's President and Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), for the years ended December 31, 1997, 1998 and 1999. The Company was organized to carry on the activities of the Medical Inter-Insurance Exchange of New Jersey (the "Exchange"), and its subsidiaries, and of the New Jersey State Medical Underwriters, Inc. (the "Underwriter") and its subsidiaries. The Named Executive Officers are employees of, and compensated by, the Underwriter. Prior to the consummation in August 1999 of the reorganization, the Underwriter served as Attorney-In-Fact for the Exchange pursuant to a Services Agreement. Since August 4, 1999, the Underwriter has been a subsidiary of the Company.

--------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------
                                   Annual Compensation                         Long-Term
                                                                               Compensation
--------------------------------------------------------------------------------------------------------
                                                                  Other        Restricted
                                                                  Annual       Stock Award    All Other
Name and Principal Position       Year     Salary     Bonus     Compensation     ($)(2)     Compensation
--------------------------------------------------------------------------------------------------------
 Kenneth Koreyva                 1999       305,942    140,000                    274,999
   President and Chief           1998       273,942    320,000
   Executive Officer             1997       242,308     49,500
--------------------------------------------------------------------------------------------------------
 Thomas M. Redman                1999       187,846     75,000
   Senior Vice President and     1998       152,000     94,500
   Chief Financial Officer       1997       135,000     37,852
--------------------------------------------------------------------------------------------------------
 Patricia A. Costante            1999       187,200     25,000
   Senior Vice President         1998       180,000     12,500
                                 1997       160,000     15,000
--------------------------------------------------------------------------------------------------------
 Joseph J. Hudson                1999       256,603     50,000
   Executive Vice President      1998       232,115    215,000
                                 1997       200,000     33,000
--------------------------------------------------------------------------------------------------------
Lisa Kramer                      1999       238,500     50,000
   Executive Vice President      1998       229,327     33,750
                                 1997       233,654     24,000
--------------------------------------------------------------------------------------------------------
Daniel Goldberg                  1999       460,939    250,000       93,951(3)    107,490      607,705(4)
   Former President and Chief    1998       496,121    475,000      106,593(3)
   Executive Officer             1997       421,335     76,000      113,132(3)
--------------------------------------------------------------------------------------------------------

----------
(1) The values of perquisites and personal benefits are not included in the amounts disclosed because they did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(2) Restricted stock award granted on September 15, 1999, as a result of the successful initial public offering.

(3) Includes $87,000 in premiums paid by the Company in each of 1997, 1998 and 1999 toward a supplemental executive retirement program.

(4) Represents the cash ($557,705) and value of the car ($50,000) given to Mr. Goldberg as per his Separation Agreement with the Company.

The following table provides information concerning grants of options to purchase the Company's Common Stock made during fiscal year 1999 to the executive officers listed in the Summary Compensation Table:

-------------------------------------------------------------------------------------
                        OPTION GRANTS IN FISCAL YEAR 1999
                                Individual Grants
-------------------------------------------------------------------------------------
                               % of Total                        Potential Realizable
                      Number     Options                           Value at Assumed
                        of       Granted                           Annual Rates of
                    Securities     to                                  Stock
                    Underlying Employees  Exercise               Price Appreciation
                     Options   in Fiscal    Price                 for Option Term (4)
                     Granted     Year     per Share  Expiration  --------------------
        Name          (#)(1)    1999(2)   ($/sh)(3)     Date     5% ($)     10%($)
-------------------------------------------------------------------------------------
Kenneth Koreyva       80,000      13.14%    13.50    7/29/09    679,206   1,721,242
-------------------------------------------------------------------------------------
                      40,000       6.57%    11.91    12/15/09   299,511    759,020
-------------------------------------------------------------------------------------
Thomas M. Redman      20,000       3.28%    13.50    7/29/09    169,802    430,310
-------------------------------------------------------------------------------------
                      10,000       1.64%    11.91    12/15/09    74,878    189,755
-------------------------------------------------------------------------------------
Patricia A. Costante   2,000        .33%    13.50    7/29/09     16,980     43,031
-------------------------------------------------------------------------------------
Joseph J. Hudson      60,000       9.85%    13.50    7/29/09    509,405   1,290,931
-------------------------------------------------------------------------------------
Lisa Kramer           10,000       1.64%    13.50    7/29/09     84,901    215,155
-------------------------------------------------------------------------------------
                      40,000       6.57%    11.91    12/15/09   299,511    759,020
-------------------------------------------------------------------------------------

----------
(1) All of the above options are subject to the terms of the Company's Amended and Restated 1998 Long-Term Incentive Equity Plan and are exercisable only as they vest. The options granted to each executive officer vest and become exercisable in equal annual increments over a four (4) year period commencing on the date of grant provided the option holder continues to be employed by the Company.

(2) Based on a total of 609,000 options to purchase shares granted to all employees in fiscal year 1999.

(3) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent an estimate of future stock prices. No gain to an option holder is possible without an increase in stock price, which will benefit all shareholders commensurately. A zero percent gain in stock price will result in zero dollars for the option holder. Actual realizable values, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the option holders' continued employment through the vesting period.

Exercises of Stock Options

During fiscal year 1999 none of the executive officers or directors of the Company exercised any of the stock options previously granted to them by the Company.

Employment, Severance and Change of Control Agreements

Each of Messrs. Koreyva, Hudson, Redman, Ms. Kramer and Ms. Costante (collectively, the "Executives") is party to an employment agreement with the Company dated December 15, 1999, with the exception of Ms. Costante, whose contract is dated March 1, 2000 (each an "Employment Agreement"). Each Employment Agreement is for an indefinite term, subject to the right of the Company and the Executive to terminate the Agreement in accordance with its terms. Mr. Koreyva's Employment Agreement provides for an annual base salary of $340,000, Mr. Hudson's and Ms. Kramer's Employment Agreements provide for an annual base salary of $250,000, Mr. Redman's Employment Agreement provides for an annual base salary of $225,000 and Ms. Costante's Employment Agreement provides for an annual base salary of $220,000. Under each of the Employment Agreements, bonuses are payable at the discretion of the Board of Directors of the Company and base salary may be adjusted as deemed appropriate by the Board of Directors taking into account the recommendation of the Chief Executive Officer. In the event of the termination of the employment of any of the Executives by the Company without cause, their agreements provide for a continuation of their health benefits and severance pay of up to two years base salary in the case of Mr. Koreyva and up to one year's base salary in the case of the other Executives or, in each case, if sooner, until the date upon which the Executive obtains new full-time employment. If such termination occurs within six months of a change in control of the Company, in addition to a continuation of his or her health benefits the terminated Executive will receive severance of three years base salary in the case of Mr. Koreyva and two years base salary in the case of the other Executives.

Under the terms of their Employment Agreements the Executives have been granted options to purchase Common Stock in the following amounts: Mr. Koreyva - 120,000 shares (inclusive of options granted under his original Employment Agreement); Mr. Hudson - 60,000 shares, Ms. Kramer - 50,000 shares, Mr. Redman - 30,000 shares and Ms. Costante - 20,000 shares. Such options were granted pursuant to and are subject to the terms of the Company's Amended and Restated 1998 Long-Term Incentive Equity Plan. The exercise price of each option is equal to the fair market value of the Common Stock as of the grant date.

Stock Purchase and Loan Agreements

The Company is party to separate Stock Purchase and Loan Agreements with each of Messrs. Koreyva, Hudson, Redman, Ms. Kramer and Ms. Costante (the "Stock Purchase and Loan Agreements"). The purpose of the Stock Purchase and Loan Agreements is to align more closely the interests of the Executives with the interests of the Company's shareholders. The proceeds of such loans were used to purchase unregistered shares of Common Stock from the Company at the price of the Common Stock as of the date the loans were made. The interest rate charged on the amounts outstanding under each loan ranges from 5.37% to 6.21% compounded annually. Each loan is for a term of five years, provides for full recourse against the borrower and is secured by a pledge on all of the shares of Common Stock purchased with the proceeds of the loan. As of December 31, 1999, Mr. Koreyva's obligation to the Company under this program was $1,025,000 and secured by a pledge of 77,489 shares; Mr. Hudson's obligation was $500,000 and secured by 37,037 shares, Mr. Redman's obligation was $450,000 and secured by 33,830 shares and Ms. Kramer's obligation was $500,000 and secured by 41,995 shares. Ms. Costante entered into her Stock Purchase and Loan Agreement on March 1, 2000, at which time she borrowed $440,000 secured by 38,895 shares.

Deferred Compensation Plans

The Company is party to Deferred Compensation Agreements with each of Messrs. Koreyva, Hudson, Redman, Ms. Kramer and Ms. Costante. Pursuant to their respective Agreements, the Executives may elect to defer payment of portions of their compensation. Interest is credited monthly on the deferred amounts at a rate equal to the yield on the Company's investment portfolio, or at the request of the Executive, at a rate equal to the return associated with another investment acceptable to the Company. Distributions of benefits shall commence no earlier than December 15, 2004, March 1, 2005, in the case of Ms. Costante, but shall be accelerated upon the applicable executive ceasing to be employed by the Company, or upon such executive's death. As of December 31, 1999, Mr. Koreyva and Mr. Hudson had deferred the receipt of $270,000 and $150,000, respectively, pursuant to their Deferred Compensation Agreements.

Pension Benefits

The Company has a retirement plan (the "Retirement Plan") that provides pensions for substantially all employees of the Company. The Retirement Plan is an employee non-contributory, tax-qualified defined benefit plan that provides each covered employee with a basic annual benefit at normal retirement (age 65) equal to 1.5% of the employee's highest five year average basic compensation, plus
 .59% of such average compensation in excess of $10,000, times years of service (subject to applicable law limitations on the amount of earnings which may be considered for benefit accrual purposes under tax qualified plans) with the Company. Covered employees attaining age 21 and having completed one year of service are eligible to participate in the Retirement Plan.

The following table sets forth the estimated maximum annual benefits payable under the Retirement Plan to a Company officer or employee retiring at age 65 with the specified combination of final average compensation and years of credited service:

          Estimated Annual Benefit Years of Credited Service At Age 65
--------------------------------------------------------------------------------
    Average
 Compensation      10       15        20       25       30       35        40
--------------------------------------------------------------------------------
 $125,000       $25,535  $38,303   $51,070  $63,838  $76,605  $89,373   $98,748
--------------------------------------------------------------------------------
  150,000        30,76    46,140    61,520   76,900   92,28   107,660   118,910
--------------------------------------------------------------------------------
  160,000+      32,850    49,275    65,700   82,125  98,550   114,975   126,975
--------------------------------------------------------------------------------

* In 1999 the Internal Revenue Code did not permit more than $160,000 in annual compensation to count towards the determination of benefits under the pension plan.

The amounts shown in the table are straight life annuities payable under the Retirement Plan without reduction for the joint and survivor annuity. Retirement benefits listed in the table are not subject to any deduction for Social Security benefits.

The earnings subject to the retirement plans for each of the executive officers in the Summary Compensation Table is determined from the compensation amounts shown under "Salary," but not the amounts shown under "Bonus." As of December 31, 1999, the years of service of Mr. Koreyva, Mr. Redman, Ms. Costante, Mr. Hudson and Ms. Kramer are nine years, two years, three years, six years and ten years, respectively.

Compensation of Directors

Members of the Board who are not MIIX employees received annual retainers during fiscal 1999 as follows: Chairman of the Board, $35,000; Vice-Chairman, $30,000; other directors $14,000 each, and Chairman of the Audit Committee, $25,000.

In September 1999 each of the non-employee directors of the Company received a grant of 125 shares of Common Stock and options to purchase 5,000 shares of Common Stock at a price of $16.06 per share, the fair market value of the Common Stock at the time of grant. Such options were granted pursuant to the Company's Amended and Restated 1998 Long-Term Incentive Plan and vest in four annual increments of 1,250 options commencing on the date of grant.

                 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's executive compensation program is principally administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of five non-employee directors, who are appointed by the Board.

Compensation Philosophy

The compensation philosophy of the Company is to provide competitive compensation and benefit levels that enable the Company to attract, retain, and motivate employees who embrace change and excellence within a dynamic financial services environment. In addition to providing compensation packages that will enable the Company to retain highly qualified executives, the Compensation Committee seeks to design executive compensation programs which align compensation for the executive officers with the Company's business objectives and performance, and which establish incentives for executive officers consistent with the interests of the Company's shareholders.

Compensation packages offered to executives by the Company generally include a fixed annual base salary, an annual cash bonus based upon attainment of individual and Company performance targets, competitive benefit programs and long-term incentives in the form of equity instruments (stock grants, options and SARs) pursuant to the Company's Amended and Restated 1998 Long-Term Incentive Equity Plan. To assist in designing effective compensation packages, the Compensation Committee utilizes an outside consultant to assess competitors' compensation practices and recommend compensation strategies. Because the Company's financial performance has been superior relative to its peers, the Company targets Total Performance Pay (base salary, annual cash incentive and long-term compensation) at the 75th percentile pay level of its peer group. Consistent with the Company's recent conversion to a publicly traded company, the Compensation Committee is increasing the use of equity incentives to supplement the Company's historical cash bonus programs.

Base Salary

The Company became publicly held in August 1999. Prior to that time, salary levels had been established by the governing Board of the Underwriter. As a result of the change in management positions, in the fourth quarter of 1999 the Compensation Committee recommended that the Company increase the base salary levels of the affected executives. In connection therewith, the Company increased the base salary of Mr. Koreyva and certain other executives to better reflect their new responsibilities.

Annual Incentive (Bonus) Plan

The Company has adopted an Annual Incentive Plan for the payment of cash bonuses based on a combination of Company performance in relation to predetermined objectives and individual executive performance during the year as compared to predetermined expectations.

During the early months of each year, the Compensation Committee, together with the Chief Executive Officer and an independent consultant, establishes financial objectives for the year and individual bonus opportunities based on industry comparisons and individual performance in prior years. Plan pay-outs vary based upon the Company's performance in relation to targeted objectives. The individual executive's awards generally are initially determined by reference to the Company's financial performance. Individual awards are then increased or decreased based upon the performance of the particular executive during the year. For 1999, individual bonus opportunities generally ranged from 15% to 65% of base salary. The Company exceeded both its targeted written premiums and operating income levels for 1999. In recognition of this performance, in early 2000 the Compensation Committee recommended an increase in 1999's targeted bonus levels for certain executives. The Compensation Committee intends to establish both performance targets and target bonus awards for the current year no later than April 30, 2000.

Long-Term Incentives

The purpose of the Company's Amended and Restated 1998 Long-Term Incentive Equity Plan (the "Plan") is to promote the long-term financial success of the Company, its subsidiaries and affiliates, and to materially increase shareholder value by: (i) providing performance related incentives that motivate superior performance on the part of the Company's directors, officers and employees; (ii) providing the Company's directors, officers and employees with the opportunity to acquire an ownership interest in the Company and to thereby acquire a greater stake in the Company and a closer identity with its shareholders; and (iii) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent.

In anticipation of the Company's initial public offering, in 1998 the Board of Directors adopted the 1998 Long-Term Incentive Equity Plan, which subsequently was approved by the Company's shareholder. Under this Plan, the governing committee of the Board of Directors may grant, at its discretion, awards to participants in the form of non-qualified stock options, incentive stock options, a combination thereof or other equity incentives. The maximum number of shares subject to the Plan is 2,250,000 shares. This Plan was administered by the Committee during 1999.

Upon completion of the Company's initial public offering, grants to various executives and employees of previously authorized options to purchase an aggregate of 430,000 shares at a price of $13.50 per share became effective. On September 15, 1999, the Company's non-employee directors were granted options to purchase 5,000 shares each at an exercise price of $16.06, the market price of the Company's Common Stock. On December 15, 1999, in recognition of the superior performance of certain executives and the increased responsibilities they were assuming, these executives were granted options to purchase a total of 105,000 shares of Common Stock at an exercise price of $11.91 per share, the market price of the Company's Common Stock. All options granted under the Plan vest in four equal annual installments commencing on the date of grant and are exercisable at the time of vesting.

Compensation of President and Chief Executive Officer

In December 1999, at the recommendation of the Compensation Committee, the Company increased Mr. Koreyva's base salary from $275,000 to $340,000 per annum, increased the cash bonus which he is eligible to receive from 45% to 65% of his base salary, granted to him options to purchase an additional 40,000 shares of the Company's Common Stock, and increased to $1,025,000 from $825,000 the amount which he could borrow to purchase the Company's shares pursuant to the Company's Stock Purchase and Loan Plan. In making its recommendations with respect to Mr. Koreyva's compensation, the Committee considered (i) his long-term devotion to the Company and his role in its superior operating performance to date; (ii) the confidence the Board had shown in appointing him to the positions of Chief Executive Officer and President and the acceptance of such decision by the financial community; (iii) his ability to quickly reorganize and strengthen the Company's management team, and (iv) his historical role as a key member of the Company's core group of leaders.

                                   March 22, 1999

                                   Paul J. Hirsch, M.D. (Chairman)
                                   Angelo S. Agro, M.D.
                                   Vincent A. Maressa, Esq.
                                   Eileen Marie Moynihan, M.D.
                                   Carl Restivo, Jr., M.D.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Underwriter leases 49,000 square feet for its home office and Mid-Atlantic Region office from the Medical Society of New Jersey pursuant to a lease agreement dated June 29, 1981 and extended on July 7, 1999. Annual lease payments are approximately $772,000. The Company held a note receivable of $2.6 million and $2.8 million, included in other assets, at December 31, 1999 and 1998, respectively, from the Medical Society of New Jersey collateralized by the building in which the Company maintains its home office. The note provides for monthly payments of $40,000, which includes interest at 9.05% until September 1, 2004 and reduced payments thereafter until June 1, 2009. In addition, the Company made contributions to the Medical Society of New Jersey in 1999, 1998 and 1997. Vincent A. Maressa, Esq., is Executive Director and General Counsel of the Medical Society and is Chairman of the Board of the Company.

A majority of the members of the Company's Board are also policyholders of the Company and acquired shares in connection with the Plan of Reorganization. Such directors may experience claims requiring coverage under their respective policies with the Company.

Management services agreements between the Company's insurance subsidiaries and the Underwriter provide, among other things, that the Underwriter is responsible for the administration and management of the Company's insurance operations. In exchange for the services provided, fees are paid to the Underwriter, which equal the actual direct expenses incurred by the Underwriter in performing the services. Expenses incurred by the Underwriter and reimbursed by the Company's insurance subsidiaries through August 4, 1999, the date the Company purchased the Underwriter, amounted to $18.7 million in 1999, $30.6 million in 1998 and $22.7 million in 1997.

                             STOCK PERFORMANCE GRAPH

The graph set forth below shows the cumulative total return to holders of the Company's Common Stock from July 30, 1999 to December 31, 1999, computed by dividing (X) the difference between the price per share at the beginning and end of such period by (Y) the share price at the beginning of such period assuming the reinvestment of all dividends paid on the Company's Common Stock during the period, and compares such return to the performance at the beginning and end of such period of the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Property and Casualty) - 500 index. The graph assumes $100 invested on July 30, 1999 in the Company's Common Stock (at $17.80 per share), the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Property and Casualty) - 500 Index. The return for both Standard & Poor's indices assumes reinvestment of all dividends for the period.

                             CUMULATIVE TOTAL RETURN

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                               Base
                             Period
Company/Index               7/30/99  8/31/99  9/30/99 10/29/99 11/30/99 12/31/99
--------------------------------------------------------------------------------
The MIIX Group,Incorporated     100    97.22    94.38    89.16    75.92    81.80
--------------------------------------------------------------------------------
S&P 500 Index                   100    99.48    97.25   103.48      105   111.21
--------------------------------------------------------------------------------
Insurance (P&C) - 500           100    92.98    78.16    88.15    81.06    80.32
--------------------------------------------------------------------------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act generally requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). The Company became subject to the requirements of Section 16(a) on February 3, 1999. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 1999 fiscal year, which came to the Company's attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. Based solely on review of such forms received by it, Harry M. Carnes, M.D. and Thomas M. Redman are the only reporting persons to have made late filings under Section 16(a). Dr. Carnes filed a Form 5 on February 11, 2000, to report an acquisition of shares of the Company's Common Stock in December 1999, which should have been reported on a Form 4 by January 10, 2000. Mr. Redman filed an amended Form 3 on March 17, 2000, to report beneficial ownership of shares of the Company's Common Stock, which should have been reported on the original Form 3 filed on November 10, 1999. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and their written representations that such reports accurately reflect all reportable transactions and holdings.

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals and nominations which shareholders intend to present at the next Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by the Secretary of the Company at the Company's principal executive offices no later than February 4, 2001 and no earlier than January 5, 2001, provided that if the date of the Company's 2001 annual meeting of shareholders is scheduled to occur prior to April 15, 2001 or after July 14, 2001, such notice must be received no earlier than one hundred twenty days prior to the Annual Meeting and no later than the later of ninety days prior to the Annual Meeting or the tenth day following the day on which public announcement of such meeting is first made.

                                OTHER INFORMATION

Proxy Solicitation

The Company will bear the cost of soliciting proxies from its shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the directors, executives and employees of the Company or its subsidiaries. The Company has engaged Corporate Investor Communications, Incorporated, to assist in soliciting proxies for a fee of approximately $7,500 plus reasonable out-of-pocket expenses.

Miscellaneous

The Company's management knows of no other matters that are to be brought before the Annual Meeting. If any other matters come properly before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, THE COMPANY WILL FURNISH TO SUCH PERSON WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS MAY BE MADE TO THE MIIX GROUP, INCORPORATED, TWO PRINCESS ROAD, LAWRENCEVILLE, NEW JERSEY 08648, ATTENTION: CATHERINE E. WILLIAMS.

By Order of the Board of Directors,


/s/Catherine E. Williams
------------------------

Catherine E. Williams
Vice President and Secretary

Two Princess Road
Lawrenceville, New Jersey 08648

March 31, 2000

                          The MIIX Group, Incorporated
                         Annual Meeting of Shareholders
                          1:00 p.m. (EDT), May 5, 2000

                                Seaview Marriott
                             401 South New York Road
                         Absecon, New Jersey 08201-9727
--------------------------------------------------------------------------------

                              ADVANCE REGISTRATION

Advance registration for The MIIX Group, Incorporated, Annual Meeting will expedite your entry into the meeting.

Attendance at the Annual Meeting is limited to MIIX Group shareholders, members of their immediate family or their named representative. We reserve the right to limit the number of representatives who may attend the meeting. Shareholders may register at the door on the day of the meeting by showing proof of ownership of MIIX Group shares.

o If you plan to attend the Annual Meeting and you hold your MIIX Group shares directly with the Company, please follow the Advance Registration instructions on your proxy form, which was included in the mailing from the Company.

o If your MIIX Group shares are held for you in a brokerage, bank or other institutional account and you wish to pre-register, please send your Annual Meeting Advance Registration Request to:

                          The MIIX Group, Incorporated
                                Two Princess Road
                         Lawrenceville, New Jersey 08648

                        Attention: Catherine E. Williams

Please include the following information:

      o     Your name and complete mailing address.

      o     The name(s) of any family members who will accompany you.

      o If you will be naming a representative to attend the meeting on your behalf, the name of that individual.

      o Proof that you own MIIX Group shares (e.g., a photocopy of a brokerage or other account statement).

[X] Please mark your vote as in this example.

The Board of Directors recommends a vote FOR proposal 1.

SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

If voting by telephone or via the Internet, please follow instructions below.

1. Election of Directors: (see reverse)   FOR [ ]   WITHHELD [ ]

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

Please use the reverse side for change of address or comments. Put an X in this box if you have written on the reverse side. [ ]

SIGN HERE

SIGNATURE(S) _______________________________  DATE_______________

SIGNATURE: Please sign exactly as your name or names appear above. If more than one owner, all shareholders must sign. When signing as an attorney, executor, trustee, or guardian, please give your full title as such.

PLEASE CALL (888) 359-8644 IF YOU HAVE ANY QUESTIONS.

--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^

                             TWO EASY WAYS TO VOTE

Dear Shareholder:

The MIIX Group, Incorporated encourages you to take advantage of new and convenient ways by which you can submit your proxy. You can submit your proxy electronically over the Internet or by telephone. This eliminates the need to return the proxy card.

To submit your proxy electronically, you must use the control number (printed in the box above, just below the perforation) as well as your social security number for this account.

To vote via the Internet:

  * Log onto the Internet, go to the web site http://www.eproxyvote.com/mhu, and follow the on-line instructions on your computer screen.

To vote by telephone:

  *   Using a touch-tone telephone, U.S. and Canadian shareholders may dial
      (877) 779-8683. This telephone number can be called 24 hours a day, 7 days a week. Then follow the instructions to submit your vote.

If you choose to submit your proxy over the Internet or by telephone, there is no need for you to mail back your proxy card.

Also, if you have any questions or need assistance in voting, U.S. and Canadian shareholders please call (888) 359-8644.

                  Your vote is important. Thank you for voting.

[MIIX LOGO]

The MIIX Group, Incorporated
c/o First Chicago Trust Company of New York
P.O. Box 8240
Edison, NJ 08818-8240
--------------------------------------------------------------------------------

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders on May 5, 2000

Angelo S. Agro, M.D. and Paul J. Hirsch, M.D. or either of them individually and each of them with the power of substitution, are hereby appointed Proxies of the undersigned to represent and to vote all stock of The MIIX Group, Incorporated, owned of record on March 22, 2000, by the undersigned at the Annual Meeting of Shareholders to be held at the Seaview Marriott, 401 South New York Road, Absecon, New Jersey, at 1:00 p.m., (EDT), on Friday, May 5, 2000, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form and as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

ELECTION OF DIRECTOR NOMINEES:

1. Harry M. Carnes, M.D.           2. Vincent A. Maressa, Esq.

3. Bessie M. Sullivan, M.D.

(Shares cannot be voted unless this proxy form is signed and returned, is submitted by telephone or via the Internet, are voted in person, or other arrangements are made to have the shares represented at the meeting.)

COMMENTS/CHANGE OF ADDRESS (Please mark the box on the reverse side.)

________________________________________________________________________________

________________________________________________________________________________

                          The MIIX Group, Incorporated

                                 Annual Meeting
                                of Shareholders

                               Friday, May 5, 2000
                                    1:00 p.m.
                                Seaview Marriott
                             401 South New York Road
                               Absecon, New Jersey

Attendance at The MIIX Group, Incorporated Annual Meeting is limited to MIIX shareholders, members of their immediate families or their named representatives. We reserve the right to limit the number of guests or representatives who may attend the meeting.

Shareholders may register at the door on the day of the meeting by showing proof of ownership of MIIX Group shares.

                        ADVANCE REGISTRATION INFORMATION

Name____________________________________________________________________________

Address_________________________________________________________________________

___________________________________________________________ Zip ________________

Phone Number ___________________________________________________________________

Names of family members who will also attend:

________________________________________________________________________________

________________________________________________________________________________

I am a MIIX Shareholder. My representative at the Annual Meeting will be:

________________________________________________________________________________
                                  Please Print

Please return the completed registration form in the enclosed envelope if you plan to attend the meeting.